UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2023

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	IMGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Definitive Material Agreement.

On May 4, 2023, ImmunoGen, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, Goldman Sachs & Co. LLC and Guggenheim Securities, LLC, as representatives of the several underwriters (the “Underwriters”) named in Schedule 1 of the Underwriting Agreement, related to a public offering of 26,000,000 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), at a price of $12.50 per share, less the underwriting discounts and commissions (the “Offering”). Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days following the date of the Underwriting Agreement, to purchase up to an additional 3,900,000 shares of Common Stock at the same price, which the Underwriters exercised on May 5, 2023. The Offering is scheduled to close on May 9, 2023, subject to the satisfaction of customary closing conditions.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-251502) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on December 18, 2020 and became effective upon filing.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and termination provisions.

A copy of the Underwriting Agreement is filed as Exhibits 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

MIRASOL Data

On May 3, 2023, the Company announced positive top-line data from the Phase 3 confirmatory MIRASOL trial (GOG 3045/ENGOT OV-55) evaluating the safety and efficacy of ELAHERE® (mirvetuximab soravtansine-gynx) compared to chemotherapy in patients with folate receptor alpha (“FRα”)-positive platinum-resistant ovarian cancer who have received one to three prior lines of therapy. Based on these data, the Company plans to submit a Marketing Authorization Application (“MAA”) in Europe and a supplemental Biologics License Application (“sBLA”) in the US for the conversion to a regular approval of ELAHERE.

MIRASOL (NCT04209855) is a randomized Phase 3 trial of ELAHERE versus investigator’s choice (“IC”) of single-agent chemotherapy (weekly paclitaxel, pegylated liposomal doxorubicin, or topotecan). Eligibility criteria include patients with platinum-resistant ovarian cancer whose tumors express high levels of FRα, using the Ventana FOLR1 Assay, and who have been treated with up to three prior regimens. The primary endpoint of this trial is progression-free survival (“PFS”) by investigator assessment. Key secondary endpoints include objective response rate (“ORR”) and overall survival (“OS”).

Key Findings from MIRASOL

MIRASOL enrolled 453 patients; 14% had one prior line of therapy, 39% had two prior lines of therapy, and 47% had three prior lines of therapy. 62% of patients received prior bevacizumab; 55% received a prior PARP inhibitor. As of the data cutoff on March 6, 2023, the median follow-up time for OS was 13.1 months; 14% of patients on the ELAHERE arm remained on study drug compared to 3% on the IC chemotherapy arm.

●	ELAHERE demonstrated a statistically significant and clinically meaningful improvement in OS compared to IC chemotherapy. With 204 OS events reported as of March 6, 2023, the median OS was 16.46 months in the ELAHERE arm, compared to 12.75 months in the IC chemotherapy arm, with a hazard ratio (“HR”) of 0.67, p=0.0046. This represents a 33% reduction in the risk of death in the ELAHERE arm in comparison to the IC chemotherapy arm.

●	ELAHERE demonstrated a statistically significant and clinically meaningful improvement in PFS by investigator assessment compared to IC chemotherapy, with a hazard ratio of 0.65 (p<0.0001), which represents a 35% reduction in the risk of tumor progression or death in the ELAHERE arm compared to the IC chemotherapy arm. The median PFS in the ELAHERE arm was 5.62 months, compared to 3.98 months in the IC chemotherapy arm.

●	ORR by investigator assessment in the ELAHERE arm was 42.3%, including 12 complete responses (“CR”), compared to 15.9%, with no CRs, in the IC chemotherapy arm.

●	PFS and ORR results by blinded independent central review were concordant with investigator assessment.

●	The safety profile of ELAHERE continues to consist predominantly of low-grade ocular and gastrointestinal events. No new safety signals were identified. Compared with IC chemotherapy, ELAHERE was associated with lower rates of:

●	Grade 3 or greater treatment-emergent adverse events (“TEAEs”) (42% vs 54%);

●	Serious TEAEs (24% vs 33%); and

●	TEAEs leading to discontinuation of study drug (9% vs 16%).

Legal Opinion

An opinion dated May 5, 2023 regarding the legality of the issuance and sale of the shares of the Common Stock in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K. Certain information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement is also filed as Exhibit 99.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K, including the exhibits hereto, shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements, including those related to the Company’s expectations for the submission of a MAA in Europe and sBLA in the US. Various factors could cause the Company’s actual results to differ materially from those discussed or implied in the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this Current Report on Form 8-K. Factors that could cause future results to differ materially from such expectations include, but are not limited to: top-line data may change as more patient data become available and are subject to audit and verification procedures; the timing and outcome of the Company's preclinical and clinical development processes; the difficulties inherent in the development of novel pharmaceuticals, including uncertainties as to the timing, expense, and results of preclinical studies, clinical trials, and regulatory processes; the timing and outcome of the Company's anticipated interactions with regulatory authorities; and other factors as set forth in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2023, the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 28, 2023, and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
1.1	Underwriting Agreement dated May 4, 2023 by and among ImmunoGen, Inc. and Jefferies LLC, Goldman Sachs & Co. LLC and Guggenheim Securities, LLC, as representatives of the several underwriters named in Schedule 1 thereto
5.1	Opinion of Ropes & Gray LLP
23.1	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1)
99.1	Information relating to Item 14 of the Registration Statement
104	Cover Page Interactive Data File (embedded within the Inline XBRL (eXtensible Business Reporting Language) document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: May 5, 2023	/s/ Renee Lentini
Renee Lentini
Vice President, Interim Chief Financial Officer, and Chief Accounting Officer